Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 26, 2025, with respect to the consolidated financial statements included in the Annual Report of Oxbridge Re Holdings Limited on Form 10-K for the year ended December 31, 2024. We consent to the incorporation by reference of said report in the Registration Statement of Oxbridge Re Holdings Limited on Form S-3 (File No. 333-262590).

/s/ Hacker, Johnson & Smith PA
HACKER, JOHNSON & SMITH PA
Tampa, Florida
March 26, 2025